EXHIBIT 10.17
                       		KLLM TRANSPORT SERVICES, INC.
             1998 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN


                             			ARTICLE 1
                          Purpose of the Plan


Section 1.1. Purpose. The purpose of the KLLM Transport Services, Inc. 1998 Non-Employee Director Stock Compensation Plan is to promote the long-term growth of KLLM Transport Services, Inc. by providing a vehicle for Non-Employee Directors to increase their proprietary interest in KLLM Transport Services, Inc. and to attract and retain highly qualified and capable Non-Employee Directors.

ARTICLE 2  Definitions

Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

Section 2.1. "Annual Retainer" means the annual cash retainer fee payable by the Corporation to a Non-Employee Director for services as a director of the Corporation, as such amount may be changed from time to time.

Section 2.2.  "Board" means the Board of Directors of the Corporation.

Section 2.3.  "Business Day" shall mean a day on which the NASDAQ
National Market or any national securities exchange or over-the-counter market on which the Shares are traded is open for business.

Section 2.4.	"Committee Fees" means fees payable by the Corporation
to a Non-Employee Director for serving as a member or chairman of a committee of the Board, as such amount may be changed from time to time.

Section 2.5.	"Compensation Committee" means the Compensation
Committee of the Board.

Section 2.6.  "Corporation" means KLLM Transport Services, Inc.

Section 2.7. "Fair Market Value per Share" as of a particular date means the closing sales price of one Share on such date as reported on the NASDAQ National Market or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported.

Section 2.8. "Non-Employee Director" means a director of the Corporation who is not an employee of the Corporation or any subsidiary of the Corporation.

Section 2.9.  "Plan" means the KLLM Transport Services, Inc. 1998
Non-Employee Director Stock Compensation Plan.

Section 2.10.	  "Shares" means shares of the common stock, par
value $1.00 per share, of the Corporation.


                            			ARTICLE 3
                    		Administration of the Plan


Section 3.1. Administrator of the Plan. The Plan shall be administered by the Compensation Committee.

Section 3.2. Authority of Compensation Committee. The Compensation Committee shall have full power and authority to: (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan, and (ii) designate persons other than members of the Compensation Committee or the Board to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Compensation Committee's best business judgment as to the best interests of the Corporation and its stockholders and in accordance with the purposes of the Plan. The Compensation Committee may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

Section 3.3. Effect of Compensation Committee Determinations. No member of the Compensation Committee or the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or as to any settlement of any dispute between a Non-Employee Director and the Corporation. Any decision or action taken by the Compensation Committee or the Board with respect to the administration or interpretation of the Plan shall be conclusive and binding upon all persons.


                            				ARTICLE 4
                      		       Eligibility

Section 4.1. Eligibility. Non-Employee Directors of the Corporation shall be eligible to participate in the Plan in accordance with Article 6.


                            				ARTICLE 5
                    			Shares Subject to the Plan

Section 5.1.	Shares Subject to the Plan.  The maximum number of shares
which may be granted under the Plan is 25,000 Shares. The Shares distributable under the Plan may be either unissued Shares or reacquired Shares held in treasury.


                            				ARTICLE 6
               		           Receipt of Shares

Each Non-Employee Director shall be granted Shares subject to the following terms and conditions:

Section 6.1.	Receipt of Shares.  On the last Business Day of each fiscal
quarter of each year, Shares shall be granted to each Non-Employee Director in lieu of such Non-Employee Director's Annual Retainer and Committee Fees.

Section 6.2. Number of Shares. The number of Shares to be granted to a Non-Employee Director pursuant to this Article 6 on each quarterly grant date shall be the number of whole Shares equal to (i) one quarter (1/4) of such Non-Employee Director's Annual Retainer plus (ii) such Non-Employee Director's Committee Fees for that fiscal quarter, divided by (iii) the Fair Market Value per Share on the date the Shares are awarded. In determining the number of Shares to be granted, any fraction of a Share will be disregarded and the remaining amount of such quarterly installment shall be paid in cash.


                         					ARTICLE 7
                  				Amendment and Termination

Section 7.1. Amendment, Suspension or Early Termination. The Board may suspend or terminate the Plan at any time; provided, however, that the Board may condition any amendment or modification on the approval of stockholders of the Corporation if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

                        					ARTICLE 8
                  				     Miscellaneous

Section 8.1. Right to Service. Except as provided in the Plan, no Non-Employee Director shall have any claim or right to be granted Shares under the Plan. Neither the Plan nor any action pursuant thereto shall be construed as giving any Non-Employee Director a right to be retained in the service of the Corporation. The adoption of this Plan shall not affect any other compensation, retirement or other benefit plan or program in effect for the Corporation.

Section 8.2. Validity. In the event that any provision of the Plan is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.

Section 8.3. Inurement of Rights and Obligations. The rights and obligations under the Plan and any related agreements shall inure to the benefit of, and shall be binding upon the Corporation, its successors and assigns, and the Non-Employee Directors and their beneficiaries.

Section 8.4. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.